Exhibit 21.1

                     EVANS & SUTHERLAND COMPUTER CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

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

                                              State or Other
                                             Jurisdiction of
                                             Incorporation or              Names Under Which
              Subsidiary Name                  Organization              Each Subsidiary Does Business
- ------------------------------------------  ------------------     -----------------------------------------

Evans & Sutherland Graphics Corporation            Utah            Evans & Sutherland Graphics Corporation

Xionix Simulation, Inc.                           Texas            Xionix Simulation, Inc.

Evans & Sutherland, Ltd.                      United Kingdom       Evans & Sutherland, Ltd.

Evans & Sutherland SARL                           France           Evans & Sutherland SARL

E&S Foreign Sales Corporation                 Virgin Islands       E&S Foreign Sales Corporation

E&S Partners, Inc.                                 Utah            E&S Partners, Inc.

REALimage, Inc.                                  Delaware          REALimage, Inc.

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